Mr. John Gorst, Chief Executive Officer
Insynq, Inc.
1101 Broadway Plaza
Tacoma, WA 98402


April 1, 2001


Dear John:

     This letter agreement (the "Agreement") sets forth the terms and conditions under which Barretto Pacific Corporation ("we," "us" or "BPC"), has been engaged by Insynq, Inc. (the "Company"), for the purpose of disseminating and publicizing information regarding the Company, its business and its affairs to members of the public in the United States of America with a view to encouraging investment in the Company's securities.


     We agree with each other as follows:

1. The term of this Agreement shall commence on April 1, 2000 and expire on April 2, 2002 (the "Term"). The term may be extended for such periods of time and upon such terms and conditions as may be mutually agreed upon, in writing, by the parties, and may be cancelled by either party giving the other party written notice received by the end of each three month period ending on July 1,2001, October 1,2001, and January 1, 2002.

2. In consideration of the fee and the covenants herein contained, we shall provide the services (the "Services") to the Company which shall consist of the following:


     (a) The dissemination of information about the Company, its business and affairs, in the United States of America, as well as dissemination through print and electronic media outlets, as well as to our existing base of clients and business associations.

     (b) Communication on an ongoing basis with members of the brokerage and investment community in jurisdictions within the United States of America, directing any such persons to registered brokers and dealers (including those specifically referred by the Company). Anything to the contrary herein notwithstanding, it is agreed that our services will not include any services that constitute the general solicitation or advertising of the Company's securities, the rendering of legal opinions or the performance of services which would require our registration as a broker or dealer or render us an "underwriter" pursuant to federal or state securities laws.

     (c) Direct marketing programs, group conference calls, investor conferences, and other services.

     (d) Providing introductions to brokerages, investment banks, fund managers, trust companies, media personnel and other investment professionals, as well as private investors who are likely to have interest in the Company's business and affairs.

3. We shall receive as compensation for our services as an independent contractor hereunder, the Warrant described in paragraph 4 hereof and the fee indicated below payable on each of the following dates provided that this Agreement has not been terminated by either party as of such date:
     The fee may be paid in cash or the equivalent dollar value in restricted shares of the Company. If in shares, the average closing price of the preceding 5 days prior to the payment date shall be used to determine the number of shares due as payment. The initial payment if in shares will be 92,000 shares. We will invoice the Company for each payment prior to the due date, providing this Agreement has not been terminated.

                   Fee               Payment Date
                 $27,500          Upon the execution of this Agreement
                 $27,500          July 2, 2001
                 $27,500          October 2, 2001
                 $27,500          January 2, 2002

     Payment shall be made by wire transfer to the following account:

                 Barretto Pacific Corporation
                 Key Bank of Washington
                 Account No. 471661005077
                 ABA No. 125000574

     If the fee is paid in shares they will be transmitted via DTC to the following account:

                 Charles Schwab & Co.
                 For/ Barretto Pacific Corporation
                 Account No. 2136-4174
                 DTC No. 0164, Code 40

4. The fee payable to us under Paragraph 3 hereof, and the Warrant issued to us, annexed hereto as Exhibit A (the "Warrant"), shall be our sole and exclusive entitlement against the Company for compensation for services rendered hereunder, and we shall not be entitled to claim recompense for any of the expenses, out of pocket or otherwise, that are incurred in the course of carrying out our duties hereunder. Without limiting the generality of the foregoing, the Company agrees that our services (i) are not intended to include the printing of any documentary material on behalf of the Company and that any expenses that we may incur in that respect, with the Company's prior written consent, shall be separately reimbursed to BPC by the Company and (ii) are intended to include, without limitation, all other expenses reasonably expected to be incurred in connection with our provision of the Services.

5. We shall only engage in promotion of the Company regarding its business and affairs. The Company reserves the right to contract other firms to provide similar services and expressly acknowledges that we shall be entitled to provide services to other public companies, provided that such other representation does not in any way interfere or conflict with the effective performance of our duties hereunder.


6. All payments hereunder will be made to BPC as an independent contractor and we will be solely responsible for federal, state, and city tax filings and remittances.

7. We represent and warrant that the services will be performed in a competent and efficient manner and that they will at all times be performed in compliance with all applicable laws and legal requirements, including but not limited to all applicable federal and state securities laws and regulations applicable to us or to the Company. Without limiting the generality of the foregoing, we represent and warrant that our provision of the Services, as described in Section 2 hereof, shall not be deemed to be a general solicitation, a general advertising or an offering of securities of the Company pursuant to any applicable federal or state securities laws or regulations.

8. We shall use our bona fide efforts to promote the interests of the Company and shall, during the term of the Agreement, devote as much time, attention and ability to the promotion of the business of the Company as is necessary to provide effective promotion of the Company and its affairs.

9. We are not hereby, or by the provision of the Services, created an agent of the Company, and will have no authority, express or implied, to commit or otherwise obligate the Company in any manner whatsoever.

10. Notwithstanding anything herein to the contrary, it is acknowledged and agreed that the relationship between us is not and will not become that of employer-employee, joint venturers, nor partnership and, furthermore, that the relationship that exists between us is solely that of independent contractors.

11. We shall not, either during the term of the Agreement or at any time thereafter, directly or indirectly, divulge, publish or disclose any information regarding the affairs or business of the Company or its affiliates other than that which is expressly authorized and provided by the Company without the prior written consent of the Company, and we shall not use for our own purposes, or any purposes other than those of providing the Services to the Company, any information we may acquire with respect to its affairs, business, or projects. Upon the termination of this Agreement for any reason, we shall promptly return to the Company all documents and other property of the Company, and all copies thereof, including but not limited to all such promotional aids, correspondence and contracts and all such documents and other property shall be delivered in accordance with the direction of the Company.

12. We acknowledge that we have received and read the Company's most recently filed public documents. The Company has also made available to us all other documents and information that we have requested relating to the Company.

13. Any notice required or permitted to be given by this Agreement shall be in writing and may be given by personal delivery, by overnight courier, by facsimile (with confirmation of receipt), or postage prepaid, registered or certified mail. Such notices shall be addressed to the receiving party at its address set forth herein or at such other addresses as either of us may, by notice, designate. Notices personally given or given by facsimile shall be deemed to be given as of the date of actual receipt.

14. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns, as the case may be. This Agreement may not be assigned provided that any sale of capital stock of the Company or all or substantially all of its assets shall not be deemed an assignment.

15. Each provision and paragraph of this Agreement is declared to constitute a separate and distinct covenant and to be severable from all other such separate and distinct covenants under this Agreement. If any covenant or provision herein contained is determined to be void or unenforceable, in whole or in part, such determination shall not affect or impair the validity or enforceability of any other covenant or provision contained in this Agreement and the remaining provisions of this Agreement shall be valid and enforceable to the fullest extent provided by law.

16. We represent and warrant that no broker or other individual has been retained by us in connection with the subject matter of this Agreement which may be entitled to be paid a fee by the Company in connection herewith, and we agree to indemnify and save harmless the Company and its officers and directors from any claim made by any and all such persons as a result of any breach of the foregoing representation. However, we shall not be prohibited by this agreement from engaging for compensation third parties to assist us in our efforts under this Agreement, provided that the Company is only obligated to pay the compensation specified in this Agreement to BPC, and that such third parties acknowledge that they shall not be entitled to any compensation from any party other than us.

17. This Agreement replaces, supersedes, and cancels all prior agreements, representations, and understandings between the Company and BPC in respect of the subject matter of this Agreement.

18. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Washington applicable to contracts executed and to be performed wholly within such state.

18. Any process against the Company or BPC in, or in connection with any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, may be served personally or by certified mail pursuant to the notice provision set forth in Section 13 hereof with the same effect as though served on it personally. The Company and BPC hereby irrevocably submits in any suit, action or proceeding arising out of or relating to this Agreement, or any of the transactions contemplated hereby, to the exclusive jurisdiction and venue of the federal and state courts of the State of Washington, and irrevocably waives any and all objections to exclusive jurisdiction and review of venue that any such party may have under the laws of the State of Washington or the United States.

19. The Company and BPC hereby waive any right they may have to a trial by jury in respect of any action, proceeding or litigation directly or indirectly arising out of, under, or in connection with this Agreement.

21. No amendment or waiver of any provision of this Agreement shall be binding upon a party unless made in writing and signed by such party.

22. The parties will execute and deliver all such further documents and instruments and do all such further acts and things as may be required to carry out the full intent and meaning of this Agreement.

23. At any time prior to November 1, 2002 and for so long as the five-day average closing bid price for the Company's common stock is at least $1.50 greater than the exercise price of the Company's Shares, we shall be entitled to purchase Shares of the Company according to the vesting schedule outlined in the Warrant Agreement attached hereto as Exhibit A. The Company will, immediately following the execution of this Agreement, register under the Securities Act of 1933, as amended (the "Act") the Shares of common stock issuable to BPC pursuant to the exercise of the Warrant (the "Registerable Securities") by filing a Registration Statement on Form S-8 covering the Registerable Securities. The Company shall effect such registration referred to in this paragraph at its own cost and expense and shall maintain the effectiveness of such registration for a period of eighteen months subsequent to the date of such registration. In connection with these registration rights, we shall provide the Company with all information about ourselves required to be included in the aforesaid registration statements, and shall indemnify and hold harmless the Company, and its officers, directors, shareholders, agents and representatives, and each of their affiliates, against any losses, claims, damages or liabilities, to which any of the same may become subject under the Act or any similar federal statute, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of our actions hereunder or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registerable Securities are registered under the Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such actual or alleged untrue statement or omission was made in reliance upon, and in conformity with, any statement furnished to the Company pursuant to this paragraph by you specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus or amendment or supplement, and we shall reimburse any of the same for any legal or any other expenses reasonably incurred by them in connection with investigation or defending any such loss, claim, damage, liability or action.

24. BPC shall indemnify and hold harmless the Company, its directors and officers, and each Person, if any, who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended) against all losses, claims, damages, liabilities and expenses (including reasonable attorneys' and accountants' fees, disbursements and expenses, as incurred) incurred by such party arising out of or based upon (i) any breach of a representation or warranty or breach of or failure to perform any covenant or agreement on the part of BPC contained in this Agreement or (ii) any suit, claim, investigation, action or other proceeding before any governmental entity in connection with this Agreement or the consummation of the transactions contemplated hereby.

25. This Agreement may be terminated at any time by the Company upon a breach of any covenant or agreement on the part of BPC set forth in this Agreement or if any representation or warranty of BPC set forth in this Agreement shall not be true and correct. If this Agreement is terminated by the Company pursuant to the provisions of this Section 23, this Agreement and the Warrant shall forthwith become void and there shall be no further obligations on the part of the Company or the Purchaser or their respective stockholders, directors, officers, employees, agents or representatives, except for the provisions of Sections 4, 11, 13, 16, 18, 19, 20, 22, 23 and 24, which shall survive any termination of this Agreement; provided, that nothing in this Section 23 shall relieve either party from liability for any material or willful breach of this Agreement.

26. All representations and warranties of BPC set forth in this Agreement or in any writing delivered by BPC in connection herewith shall survive the expiration of this Agreement (regardless of any investigation, inquiry, or examination made by any party or on its behalf or any knowledge of any party) until the expiration of the applicable statute of limitations for any claims relating thereto.

     Please confirm that the foregoing correctly sets forth our agreement by initialing each page, signing this signature page, and returning to us a copy of this Agreement. We look forward to working with you and to the successful conclusion of this assignment.


                                       Sincerely yours,


                                       BARRETTO PACIFIC CORPORATION


                                       By: /s/ Landon Barretto
                                           Landon Barretto, President



                                       Agreed to and Accepted:


                                       INSYNQ, INC.


                                       By: /s/ John P. Gorst
                                           John Gorst, Chief Executive Officer